Exhibit h(iii) under Form N-2

UNDERWRITING AGREEMENT

Between

NATIONAL RETAIL FUND I

NATIONAL RETAIL FUND II

NATIONAL RETAIL FUND III

and

NORTHERN LIGHTS DISTRIBUTORS, LLC

 Schedule A

NATIONAL RETAIL FUNDS I

NATIONAL RETAIL FUNDS II

NATIONAL RETAIL FUNDS III

UNDERWRITING AGREEMENT

Schedule B

National Retail Funds I

National Retail Funds II

National Retail Funds III

Fee Schedule

Service Fees:

Annual fee of $15,000 for the first Fund and $5,000 for each additional Fund

PLUS:

• 1 basis point or 0.01% per annum of each Fund's average daily net assets up to $250 million, and;

• ¾ basis point or 0.0075% per annum of each Fund's average daily net assets between $250 million and $500 million, and;

• ½ basis point or 0.0050% per annum of each Fund's average daily net assets between $500 million and $1 billion, and;

• ¼ basis point or 0.0025% per annum of each Fund's average daily net assets over 1 billion.

The Fund shall also pay an additional fee to NLD for all FINRA submitted advertising review calculated as 25% of any FINRA costs incurred (for example, if FINRA charged $100 to perform review, NLD would charge the Fund and additional $25).

All service fees outlined above are payable monthly in arrears.

Registered Representative Licensing:

Annual fee of $5,500 per Registered Representative plus all out-of-pocket costs such as registration expenses and travel expenses to conduct required training.

Out-of-Pocket Expenses:

The Fund(s) shall pay all reasonable out-of-pocket expenses incurred by NLD in connection with activities performed for the Fund(s) hereunder including, without limitation:

• typesetting, printing and distribution of prospectuses and shareholder reports

• production, printing, distribution and placement of advertising and sales literature and materials

• engagement of designers, free-lance writers and public relations firms

• long-distance telephone lines, services and charges

• postage

• overnight delivery charges

• FINRA and registration fees

• marketing expenses

• record retention fees

• travel, lodging and meals

• NSCC charges

• Fund platform fees and service fees

IN WITNESS WHEREOF, the parties hereto have executed this Schedule to the Underwriting Agreement dated August 21, 2008.

NATIONAL RETAIL FUNDS I

NORTHERN LIGHTS DISTRIBUTORS, LLC

By: /s/ J. Patrick Kearns

By: /s/ Brian Nielsen

J. Patrick Kearns

Brian Nielsen

President

President

NATIONAL RETAIL FUNDS II

NATIONAL RETAIL FUNDS III

By: /s/ J. Patrick Kearns

By: /s/ J. Patrick Kearns

J. Patrick Kearns

J. Patrick Kearns

President

President